Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-255407), Form S-3 (No. 333-252430) and Form S-1 (No. 333-248588) of Lixte Biotechnology Holdings, Inc. of our report dated March 21, 2022 relating to the consolidated financial statements for the years ended December 31, 2021 and 2020, which appears in this Annual Report on Form 10-K.

/s/ Weinberg & Company, P.A.

Weinberg & Company, P.A.

Los Angeles, California

March 21, 2022